UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 7, 2013

N-VIRO INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21802	34-1741211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2254 Centennial Road Toledo, OH	43617
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. – Submission of Matters to a Vote of Security Holders

On August 7, 2013, N-Viro International Corporation (the “Company”) held its Annual Stockholders meeting.  The matters on which the stockholders voted, in person or by proxy, were:

Proposal #1, the election of three Class I directors to the board of directors;

Proposal #2, an advisory non-binding vote to approve the compensation of the named executive officers;

Proposal #3, an advisory non-binding vote on the frequency of stockholder votes on executive compensation;

Proposal #4, the ratification of UHY, LLP as our independent outside auditors for the fiscal year ending December 31, 2013.

Election of Board of Directors:

Director	Votes For	Votes Against	Votes Abstained	Approved / Not Approved
Mark Hagans	2,185,494	144,756	38,524	A
Carl Richard	2,212,293	4,151	152,330	A
Joseph Scheib	2,353,766	2,246	12,762	A

Proposals #2 and #4:	Votes For	Votes Against	Votes Abstained	Approved / Not Approved
Executive Compensation	2,174,811	150,031	43,932	A
UHY, LLP	4,966,831	140,754	19,229	A

Proposal #3:	One Year	Two Years	Three Years (choice Approved)	Abstained
Voting Frequency on Executive Compensation	435,951	87,233	1,806,727	38,863

Item 5.07 (d).

In light of the result of voting on proposal #3, the Company’s management has adopted a policy to include a stockholder vote on its executive compensation in its proxy materials every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N-VIRO INTERNATIONAL CORPORATION

Dated:

August 9, 2013

By:

  /s/  James K. McHugh

James K. McHugh

Chief Financial Officer